Exhibit 10.14




May 16, A.D. 2002

Mr. Ronald Lusk
The Phoenix Group Corporation
801 East Campbell Road, Suite 345
Richardson, Texas 75801

RE:  Employment Agreement with The Phoenix Group Corporation

Dear Mr. Lusk:

     This letter is intended to memorialize our agreement regarding our employment agreement with The Phoenix Group Corporation. As we have agreed, although we are employed by The Phoenix Group Corporation, we will be providing services to InterLink Home Health Care, Inc. and its subsidiaries (hereinafter referred to collectively as InterLink). Since we will be providing services to InterLink, we have agreed that InterLink will accept our employment agreements as binding upon it as well, and InterLink will perform the financial obligations of our employments with The Phoenix Group Corporation on behalf The Phoenix Group Corporation. Our services to InterLink will be deemed, for all purposes, to be performance of our employment agreements with The Phoenix Group Corporation.
     If this letter correctly sets forth our understanding, then please sign below to acknowledge your agreement to its terms.
     Thank you for your time and attention in this matter.

Sincerely yours,

/s/ Gary Humberson                                      /s/  Andy
                                             McBee            /s/
                                             Mark Jones

Gary Humberson                                         Andy McBee
                                             Mark Jones

Agreed and Accepted by:
The Phoenix Group Corporation                   InterLink    Home
                                   Health Care, Inc.

/s/ Ron Lusk                                                  /s/
                                   Ron Lusk
____________________________________
                                   ______________________________
                                   ______
By Ron Lusk, Chairman of The Phoenix          By Ron Lusk, in his
                                   capacity as President of
Group Corporation                                       InterLink
                                   Home Health Care, Inc.